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                            ARTICLES OF ORGANIZATION

                                       OF

                            MIDAMERICAN FUNDING, LLC

         The undersigned Organizer of a limited liability company organized under the Iowa Limited Liability Company Act, Chapter 490A, Code of Iowa, does hereby adopt the following Articles of Organization for such limited liability company (the "Company").


                                    ARTICLE I
                      NAME OF THE LIMITED LIABILITY COMPANY

         The name of the Company shall be MidAmerican Funding, LLC.


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The street address of the Company's initial registered office in Iowa, and the name of its initial registered agent at that office is:

                                Paul J. Leighton
                                666 Grand Avenue
                            Des Moines, IA 50303-0657


                                   ARTICLE III
                                PRINCIPAL OFFICE

         The address of the principal office of the Company is 666 Grand Avenue, Des Moines, IA 50303.


                                   ARTICLE IV
                                     PURPOSE

         A. The purpose for which the Company is organized is to enter into and consummate the transactions contemplated by (i) the Indenture, to be dated as of March 11, 1999, as supplemented by the First Supplemental Indenture, to be dated as of March 11, 1999, each

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among the Company and IBJ Whitehall Bank & Trust Company, as Trustee (as
supplemented, the "Indenture"), (ii) the Escrow Agreement, to be dated as of March 11, 1999, between the Company and IBJ Whitehall Bank & Trust Company, as Escrow Agent, (iii) the Registration Rights Agreement, to be dated as of March 11, 1999, between the Company and the Initial Purchasers party thereto and (iv) the Merger Agreement, dated August 11, 1998, among CalEnergy Company, Inc. ("CalEnergy"), MAVH, Inc. ("Merger Sub"), Maverick Reincorporation Sub, Inc. and MidAmerican Energy Holdings Company ("Holdings"), the sole common shareholder of MidAmerican Energy Company (the agreements referred to in (i)-(iv) above are referred to herein as the "Operative Documents"); engage in activities related to the acquisition, management and ownership of Merger Sub and Holdings as its successor upon the consummation of the Merger Agreement; enter into and perform any agreements to accomplish such purposes; and engage in any lawful act or activity, and exercise any powers permitted to limited liability companies, organized under the laws of Iowa, that are incidental to or necessary, suitable or convenient for the accomplishment of such purposes.

         B. As long as any of the securities issued under the Indenture (the "Securities") are outstanding, the Company shall not do any of the following:

              (i) engage in any business or activity other than those set forth in section (A) of this Article IV;

              (ii) except as expressly provided in these Articles of Organization, shall not incur any debt, liability or obligation other than as part of the business or activity set forth in section (A) of this Article IV;

              (iii) incur any indebtedness of, or assume, guarantee or become obligated for the debts of, or hold its credit or assets as being available to satisfy the obligations of, CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries);

              (iv) except as provided for in the Operative Documents and except as contemplated by the Merger Agreement, shall not enter into any transaction of merger or consolidation, purchase or otherwise acquire all or substantially all of the assets of any other person or entity, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided, however, that (A) the Company may incur debt to finance the acquisition of all or a portion of any assets used in its businesses, and (B) the Company may merge with or into any other person or entity, in each case only if no default exists or shall occur under the Operative Documents as a result thereof, and in the event that the Company is not the surviving entity (1) the surviving entity shall, simultaneously with such merger, assume all the obligations of the Company under the Operative Documents and the other credit arrangements to which it was a party, (2) the surviving entity shall continue to have a valid, perfected, first priority security interest in any applicable collateral securing the Securities, (3) after giving effect to such merger, the merger shall not result in a material adverse effect on such entity's financial condition, and (4) after giving effect to such merger, no default shall have

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         occurred or be continuing under the Operative Documents and the other credit arrangements to which it is a party;

              (v) seek to have its indebtedness or other obligations guaranteed by, or secured by a pledge of the assets of, CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries);

              (vi) commingle its bank accounts or other assets with those of any other entity;

              (vii) acquire any obligations or securities of its members;

              (viii) operate or purport to operate as an integrated, single economic unit with respect to any other person or entity;

              (ix) seek or obtain credit or incur any obligation to any third party based upon the assets of CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries) or induce any such third party to reasonably rely on the creditworthiness of CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries), or suggest in any way that its assets are directly available to pay the claims of creditors of CalEnergy or any of CalEnergy's subsidiaries (except for the Company and its subsidiaries);

              (x) without the unanimous affirmative vote or consent of the Board of Managers of the Company, including the affirmative vote or consent of the Independent Manager (as defined below), (A) institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (D) make any assignment for the benefit of creditors, (E) admit in writing its inability to pay its debts generally as they become due, (F) dissolve or liquidate, in whole or in part, (G) change its form of organization or jurisdiction of organization; (H) amend this Article IV or Article VII of these Articles of Organization or add, remove or amend any provision of these Articles of Organization in a manner that would interfere with the operation of this Article IV or Article VII, or (I) or take any limited liability company action (including any amendment, repeal or other modification of any provision of these Articles of Organization) in furtherance of any such action.

              C. The Company shall:

              (i) maintain books and records separate from those of any other person or entity;

              (ii) maintain its accounts separate from those of any other person or entity;

              (iii) conduct its business solely in its own name;

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              (iv) maintain financial statements separate from those of any other entity, separately identifying its own assets, liabilities and financial affairs;

              (v) pay its indebtedness and other liabilities out of its own funds and assets;

              (vi) observe all limited liability company formalities required by law, these Articles of Organization and its operating agreement;

              (vii) maintain an arm's-length relationship with each of its affiliates;

              (viii) pay the salaries of its own employees and officers and maintain a sufficient number of employees in light of its contemplated business operations;

              (ix) allocate fairly and reasonably any overhead for office space or other expenses incurred by any affiliate on behalf of the Company;

              (x) use stationery, invoices, checks and other business forms separate from those of any other person or entity;

              (xi) correct any known misunderstanding regarding its identity separate from that of any other person or entity; and

              (xii) maintain adequate capital in light of its contemplated business operations.


                                    ARTICLE V
                               PERIOD OF DURATION

         A. The Company's existence shall commence upon the acceptance of these Articles of Organization by the Secretary of State of Iowa for filing and shall be perpetual, unless sooner dissolved pursuant to the terms of its operating agreement, or as otherwise provided by law.

         B. To the extent permitted by law, the commencement of bankruptcy, insolvency, receivership or other similar proceeding, by or against the members, including the events listed in Section 490A.712 of the Act, shall not cause the dissolution of the Company or the cessation of the members' interests in the Company.

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                                   ARTICLE VI
                           WRITTEN OPERATING AGREEMENT

         Any operating agreement entered into by the member or members of the Company, and any amendments or restatements thereof, shall be in writing. No oral agreement among any of the members or managers of the Company shall be deemed or construed to constitute any portion of, or otherwise affect the interpretation of, any written operating agreement of the Company, as amended and in existence from time to time.


                                   ARTICLE VII
                                BOARD OF MANAGERS

         A. The business and affairs of the Company shall be governed by a board of managers, which shall include at all times at least one individual who is an Independent Manager (as defined below). The rights and powers exercised by the Independent Manager in the management of the business and affairs of the Company may not be delegated. The actions of a member or any other person acting in any capacity other than as a manager of the Company shall not bind the Company.

         B. An "Independent Manager" shall be an individual who is not, at the time of his or her appointment or any time thereafter, and was not at any time during the preceding five years: (i) a direct or indirect legal or beneficial owner of any shares of the capital stock or membership interests, as applicable, of the Company, CalEnergy or any of CalEnergy's subsidiaries, except that an Independent Manager may own shares of the capital stock or membership interests, as applicable, of CalEnergy or any of its direct or indirect subsidiaries having a value, at all times in which such person is the Independent Manager, not exceeding 1% of such person's assets, (ii) a director, officer, employee, manager, trustee, partner, affiliate, family member, major supplier, major contractor or major creditor of the Company or of any of the Company's affiliates (except solely by virtue of serving as an Independent Manager of the Company) or (iii) a person who, directly or indirectly, controls (except solely by virtue of serving as an Independent Manager of the Company) (A) the Company,
(B) any affiliate of the Company or (C) any person or entity set forth in clause
(ii) of this section (B). The term "major supplier" means a person or entity to which the Company or its affiliates, as applicable, has outstanding indebtedness for borrowed money in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company and its creditors. The term "major contractor" means a person or entity that has contracts with the Company in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the Company and its creditors. The term "major creditor" means a person or entity to which the Company or its affiliates, as applicable, has outstanding indebtedness for borrowed money in a sum sufficiently large as would reasonably be expected to influence the judgment of the proposed Independent Manager adversely to the interests of the

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Company or its other creditors. The term "family member" means any child, stepchild, grandchild, parent, grandparent, spouse, sibling, niece, nephew, mother-in-law, father in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. The term "affiliate" means any person or entity controlling, controlled by, or under common control with the Company, whether by virtue of the holding of voting securities, the election of members of the Board of Managers or another governing body or otherwise.

         C. In the event of the insolvency of the Company and with regard to any action requiring the affirmative vote of the Independent Manager, the Managers will owe their fiduciary duties to the Company and its creditors.


                                  ARTICLE VIII
                             LIMITATION OF LIABILITY

         A. A manager of the Company shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability:

              (i) for any breach of the manager's duty of loyalty to the Company or its members; or

              (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

              (iii) for any transaction from which the manager derives an improper personal benefit or a wrongful distribution in violation of Section 490A.807 of the Act.

         B. If, after the date these Articles of Organization are filed with the Iowa Secretary of State, the Act is amended to authorize action further eliminating or limiting the personal liability of managers, then the liability of a manager of the Company shall be deemed eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of Section A or this Section B of this Article VIII, by the members of the Company shall be prospective only and shall not adversely affect any right or protection of a manager of the Company existing at the time of such repeal or modification.


                                   ARTICLE IX
                                 INDEMNIFICATION

         A. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitration and whether formal or informal ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a manager, officer or employee, of the Company or is or was serving at the request of the Company as a director, manager, officer or employee of another corporation or of a partnership, limited liability

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company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a manager, officer or employee or in any other capacity while serving as a manager, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the Act permitted the Company to provide prior to such amendment), against all reasonable expenses, liability and loss (including without limitation attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Company expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a manager, officer or employee in his or her capacity as a manager, officer or employee (and not in any other capacity in which service was or is rendered by such person while a manager, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Company of (i) a written undertaking, by or on behalf of such manager, officer or employee, to repay all amounts so advanced if it should be determined ultimately that such manager, officer or employee is not entitled to be indemnified under this Article IX or otherwise, or (ii) a written affirmation by or on behalf of such manager, officer or employee that, in such person's good faith belief, such person has met the standards of conduct set forth in the Act.

         B. If a claim under Section A is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. The failure of the Company (including its Board of Managers, independent legal counsel or its members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, shall not be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

         C. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Article IX shall not affect the validity or enforceability of any other provision of this Article IX.

         D. The rights conferred on any person by this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Organization, operating agreement, agreement, vote of members or disinterested managers or otherwise.

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         E. The Company may maintain insurance, at its expense, to protect itself and any such manager, officer, employee or agent of the Company or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.


                                    ARTICLE X
                                   AMENDMENTS

         Subject to the last sentence of Section B of Article VIII, these Articles may be amended, repealed, changed or modified in accordance with the provisions of the Act and the Company's operating agreement. The foregoing notwithstanding, as long as any of the Securities are outstanding, (i) subject to clause (ii) below, the provisions of Article IV, V and Article VII of these Articles of Organization shall not be changed, amended, repealed or effected in any way unless the Company complies with the provisions of section (B)(x) of
Article IV and (ii) paragraphs (B)(i), (ii) and (iv) of Article IV may be amended or modified if, prior to the effectiveness of such amendment or modification, the Company obtains written confirmation from each of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Duff & Phelps Credit Rating Co. (or, if any such agency ceases to rate the Securities for any reason outside the control of the Company, any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, selected by the Company as a replacement rating agency; each a "Rating Agency"), that such amendment or modification will not result in lowering by any Rating Agency of the credit rating assigned to the Securities by such Rating Agency as of the date of such amendment or modification.

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         IN WITNESS WHEREOF, the aforesaid organizer has caused the execution of the foregoing Articles of Organization on this 9th day of March 1999.


                                               /s/ Paul J. Leighton
                                         --------------------------------------
                                               Paul J. Leighton, Organizer
                                               of MidAmerican Funding, LLC


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